Exhibit 99.1

FOR IMMEDIATE RELEASE

Waters Corporation Announces Business Unit Leadership Transition

Jonathan Pratt to Step Down to Pursue an External Opportunity

Christos Ross Named Interim Senior Vice President of the Waters Division

MILFORD, Mass., October 24, 2023 — Waters Corporation (NYSE:WAT) today announced that Jonathan (“Jon”) Pratt has decided to step down from his role as Senior Vice President of the Waters Division, to pursue an external opportunity. He will remain with Waters until October 27, 2023 to ensure a smooth transition.

Christos (“Chris”) Ross, Senior Vice President of Global Operations, will serve as Interim Senior Vice President of the Waters Division effective immediately, until a permanent successor is named. Mr. Ross will continue as Senior Vice President of Global Operations and will maintain his existing responsibilities with the support of the Global Operations leadership team and the Executive Committee. As part of its normal process the Company has initiated a search to identify a permanent successor and will evaluate internal and external candidates.

“I want to thank Jon for his contributions to Waters during an important period at the Company. He enhanced our commercial capabilities, built a strong leadership team and was a valued member of the Executive Committee,” said Dr. Udit Batra, President and CEO, Waters Corporation. “We want to congratulate Jon as he pursues this next step in his career.”

“We are fortunate to have a deep and talented team at Waters and with Chris stepping into this role on an interim basis, we are confident this will be a seamless transition,” Dr. Batra continued. “Since his appointment in 2022, Chris has been a valuable leader at Waters overseeing the global operations team, where he has worked closely with leaders in the Waters Division. We look forward to benefiting from his contributions in an expanded role as we continue to execute on our strategy.”

Mr. Ross joined Waters in 2022, serving as the Senior Vice President of Global Operations. He is responsible for leading the Company’s worldwide capabilities in manufacturing, supply chain & distribution, operational excellence, real estate/facilities, health & safety, procurement, and quality. Prior to joining Waters, he spent 14 years at MilliporeSigma, the Life Science business of Merck KGaA, where he served as Interim Sector Head of Life Science and Head of Integrated Supply Chain Operations. Mr. Ross received an MBA from the University of Washington and a Bachelor of Science in electrical engineering from Worcester Polytechnic Institute.

About Waters Corporation (www.waters.com)

Waters Corporation (NYSE:WAT), a global leader in analytical instruments and software, has pioneered chromatography, mass spectrometry, and thermal analysis innovations serving the life, materials, and food sciences for over 60 years. With approximately 8,000 employees worldwide, Waters operates directly in 35 countries, including 14 manufacturing facilities, and with products available in more than 100 countries.

Cautionary Statement

This release contains “forward-looking” statements regarding future results and events, including statements regarding leadership transitions. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “will,” “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects” and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. Actual future results and events may differ significantly from the results and events discussed in the forward-looking statements within this release for a variety of reasons, including the factors that are discussed in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2022 as filed with the Securities and Exchange Commission (“SEC”), as updated by the Company’s subsequent filings with the SEC. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. Except as required by law, the Company does not assume any obligation to update any forward-looking statements.

Contacts

Kevin Kempskie, Senior Director Public Relations

Waters Corporation

pr@waters.com

Caspar Tudor, Head of Investor Relations

Waters Corporation

investor_relations@waters.com